SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2005

VIISAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

296 Concord Road, Third Floor, Billerica, Massachusetts 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 932-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 31, 2005, Viisage Technology, Inc. notified the Nasdaq National Market that the filing of its Annual Report on Form 10-K for the year ended December 31, 2004 would be delayed beyond the Securities and Exchange Commission’s extended filing deadline of March 31, 2005 in order to provide additional time for the Company, its independent auditors and outside counsel to complete a review of pending litigation involving the Company and to assess their effect, if any, on the Company’s financial statements for the year ended December 31, 2004. The Company intends to file its Form 10-K as soon as practicable following the completion of this review. As a result of the Company’s delay in filing its Form 10-K for the year ended December 31, 2004, the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) and expects to receive a notice from the Nasdaq National Market that its securities may be subject to delisting from the Nasdaq National Market. In addition, if the Company receives such notification, the Company expects that Nasdaq will add the letter “E” to the Company’s trading symbol “VISG” until the Company fulfills those filing requirements.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The Exhibit Index immediately preceding the exhibit is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIISAGE TECHNOLOGY, INC.

Date: April 1, 2005

	By:	/s/ William K. Aulet
William K. Aulet
Chief Financial Officer

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Exhibit Index

99.1	Press Release issued March 31, 2005.

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